Exhibit 99.1



QUESTIONS PLEASE CALL:                                     FOR IMMEDIATE RELEASE
JONATHAN Y. HICKS
CHIEF FINANCIAL OFFICER
(312) 456-2536

            WorldPort Communications, Inc. Announces Claim Settlement

CHICAGO, ILLINOIS, October 16, 2003 (Business Wire) - - WorldPort Communications, Inc. (OTCBB: WRDP) today announced that it has reached a settlement of the claim against it relating to its guarantee of a lease for the facility of its Irish subsidiary. Under the settlement, the Company will pay Euro 2,250,000, including Euro 750,000 paid in July 2003, and release its interest in the leased premises in full satisfaction of its obligations under its guarantee. Included in the Company's accrued expenses at June 30, 2003 was Euro 5,390,000 for its potential exposure on this guarantee.


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